UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299	91101
Pasadena, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Alexandria Real Estate Equities, Inc. (the “Company”) received a notice from the New York Stock Exchange (“NYSE”), in a letter dated January 11, 2007, that it was deficient in meeting the disclosure requirements of the following section of the NYSE Listed Company Manual:

303A.03

Failed to disclose in the 2006 proxy statement the name of the presiding director or the procedure by which the presiding director is chosen to preside at regularly scheduled executive sessions of the non-management directors.

The Company is filing this Form 8-K in order to cure this disclosure deficiency and is now in full compliance with this rule.

The required disclosure is as follows:

“Jerry M. Sudarsky, Chairman of the Board of Directors and an independent director, is the presiding director for all regularly scheduled executive sessions of the non-management directors.  In the event that Mr. Sudarsky is not available, Richard B. Jennings, an independent director, acts as the presiding director for such sessions.”

The Company will make appropriate disclosures as required by Section 303A.03 in future proxy statements.  The Company has been advised by the NYSE that, upon filing of this Form 8-K, the Company will have cured the disclosure deficiency and will be in compliance with the requirements of Section 303A.03 of the NYSE Listed Company Manual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: January 16, 2007	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer